UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: July 12, 2013

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2013, Markel Corporation (the “Company”) entered into (i) a joinder agreement (the “Joinder Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) and (ii) a Second Amendment to the Company’s Amended and Restated Credit Agreement dated as of September 23, 2011 (as amended, the “Credit Agreement”) with SunTrust Bank, as administrative agent, and the lenders listed on the signature pages thereto (the “Second Amendment”). Under the Joinder Agreement, JPMorgan will become a lender under the Credit Agreement. The Second Amendment modifies the Credit Agreement by increasing the aggregate revolving commitments of the lenders from $150 million to $300 million pursuant to Section 2.20 of the Credit Agreement and modifies the representations made under Section 4.4 of the Credit Agreement to take into account terms of credit facilities to which the Company’s newly acquired subsidiaries, Alterra Capital Holdings Limited, Alterra Bermuda Limited and Alterra Reinsurance USA Inc., are parties.

Except as described above, all other material terms of the Credit Agreement remain in effect. The foregoing descriptions of the Joinder Agreement and Second Amendment are qualified in their entirety by reference to the Joinder Agreement and Second Amendment, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Joinder Agreement.

10.2	Form of Second Amendment to Amended and Restated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: July 15, 2013	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Joinder Agreement.

10.2	Form of Second Amendment to Amended and Restated Credit Agreement.